                               OPERATING AGREEMENT
                        HEALTHDRIVE MICHIGAN CORPORATION
                             HEALTHDRIVE CORPORATION

                               OPERATING AGREEMENT
                        HEALTHDRIVE MICHIGAN CORPORATION
                             HEALTHDRIVE CORPORATION

                                Table of Contents


                                                            Page No.

I.  BACKGROUND................................................1
II.  AGREEMENT................................................1
      1.    Obligations of HDC................................1
            (a)  General......................................1
            (b)  Claim Processing and Collection of Fees......2
            (c)  License of Service Mark......................2
            (d)  Extensions of Credit to H M Corp.............3
            (e)  Bank Accounts................................3
            (f)  Records and Financial Data...................4
      2.    Obligations of H M Corp...........................5
            (a)  Employment of Health Care Practitioners......5
            (b)  Maintenance of Insurance.....................6
            (c)  Compliance with Regulations..................6
            (d)  Quality of Care..............................6
            (e)  Fees.........................................6
            (f)  Standardized Systems.........................6
            (g)  Control of Podiatry Practice by H M Corp.....7
            (h)  Authority to Contract........................7
            (i)  Exclusive Supplier...........................8
      3.    Prohibition on Referrals..........................8
      4.    Expenses of H M Corp..............................8
      5.    Compensation of HDC...............................8
      6.    Term of the Agreement.............................9
      7.    Termination of the Agreement......................9
      8.    Confidential and Proprietary Information.........10
      9.    Non-Competition and Non-Solicitation.............11
      10.   General..........................................11
            (a)  Independent Contractor......................11
            (b)  Exclusivity.................................12
            (c)  Indemnification.............................12
            (d)  Prior Agreements; Amendments................12
            (e)  Force Majeure...............................12


                                       -i-
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            (f)  Assignment; Binding Effect..................12
            (g)  Construction of Agreement...................13
            (h)  Governing Law...............................13
            (i)  Additional Documents........................13
            (j)  Headings....................................13
            (k)  Notices.....................................13
            (l)  Counterparts................................14
            (m)  No Podiatry Practice By HDC.................14


                                      -ii-
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                               OPERATING AGREEMENT

      OPERATING AGREEMENT, dated as of May 26, 1998, by and between HealthDrive Michigan Corporation, a Michigan not-for-profit taxable corporation ("HMCorp"), and HealthDrive Corporation, a Delaware corporation ("HDC").

                                  I. BACKGROUND

      WHEREAS, HMCorp is a duly incorporated and validly existing Michigan not-for-profit taxable corporation organized for the practice of dentistry, optometry and podiatry;

      WHEREAS, HDC provides certain services and capital and licenses its Service Mark (as hereinafter defined) to those engaged in the provision of dental, optometry and podiatry services and/or ancillary health care services at long term care facilities and other concentrated geriatric populations ("HEALTH CARE SERVICES") and

      WHEREAS, HMCorp desires to engage HDC to provide certain services and capital to HMCorp and its dental, optometry, podiatry and ancillary health care personnel ("HEALTH CARE PRACTITIONERS") and to license HDC's Service Mark.

      NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  II. AGREEMENT

1. OBLIGATIONS OF HDC.

      (a) GENERAL. HDC shall be exclusively responsible to provide to HMCorp the following services required by HMCorp:

            (i) Order and purchase, as an accommodation to and on behalf of HMCorp, all dental, optometry and podiatry related and office inventory, laundry, linen, uniforms, printing, stationary, forms, laboratory items and supplies as are ordinary and necessary for operation of the HMCorp HDC shall be solely responsible for the payment of applicable sales or use tax with respect to such purchases and shall make such property available for use by HMCorp without any additional charge therefor.

            (ii) Operate and maintain HMCorp's bookkeeping and accounting systems;

            (iii) Perform all payroll and payroll accounting functions for HMCorp; and

            (iv) Administer all of HMCorp's employee benefit plans.

      (b) CLAIMS PROCESSING AND COLLECTION OF FEES. HDC shall, on behalf and in the name of HMCorp, be exclusively responsible for processing all claims and bills, and for collecting all moneys related thereto, for Health Care Services rendered by HMCorp In this connection, HMCorp appoints HDC for the term of this Agreement its true and lawful agent, and shall assure that such appointment is effective for HMCorp's Health Care Practitioners for the following purposes:

            (i) To bill and collect on behalf of HMCorp, or any of its Health Care Practitioners, amounts owing from patients for performance of Health Care Services, and HMCorp hereby covenants to turn over, and require any of its Health Care Practitioners to turn over, all such payments to HDC for deposit as provided in Section 1(e) below;

            (ii) To bill and collect on behalf of HMCorp, or any of its Health Care Practitioners, amounts owing from Blue Shield plans, insurance companies, Medicare, Medicaid, and any other third party payor for the performance of Health Care Services, and HMCorp hereby covenants to turn over, and require any of its Health Care Practitioners to turn over, all such payments to HDC for deposit as provided in Section 1(e) below;

            (iii) To take possession of and cause to be deposited any notes, checks, money orders, insurance payments, and any other instruments received in payment of accounts receivable and to deposit same as provided in Section 1(e) below; and

            (iv) To take such other actions relative to billing and collection of fees, and related financial matters of the HMCorp as are appropriate and consistent with the purpose of this Agreement.

      In connection with its obligations under this Section 1(b), HDC shall maintain systems and procedures reasonably necessary to prevent unlawful maximization of revenue; PROVIDED, HOWEVER, that HDC shall not be liable for billing practices by HMCorp or its Health Care Practitioners that unlawfully maximize revenue to HMCorp or its Health Care Practitioners.


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      (c) LICENSE OF SERVICE MARK. HDC hereby grants to HMCorp a non-exclusive, revocable (in accordance with the provisions of this Agreement) and non-assignable license for the term of this Agreement to use the names "HealthDrive," "HealthDrive Corporation" or "HDC" and all designs, logos, and marks incorporating the same (collectively, the "SERVICE MARK") in connection with advertising and promotion of HMCorp, but in each instance only in the form and manner and in combination with such other designs, schemes, characteristics, words and the like as may from time to time be approved in advance by HDC. Upon the expiration or termination of this Agreement, HMCorp will forthwith discontinue the use of the Service Mark and thereafter shall not use or otherwise seek the benefits of the Service Mark or any name, phrase, design, logo, mark or the like sufficiently related to or identifiable with the Service Mark as to derogate from the full and complete ownership and enjoyment of the same by and for the benefit of HDC. Recognizing the special and unique value of the Service Mark to HDC, HMCorp agrees that HMCorp shall take no action nor permit any action to be taken which shall in any way derogate from the high level of quality and value associated with the Service Mark and the ownership and enjoyment of the same by HDC. Furthermore, HMCorp agrees that, without limitation, a violation by HMCorp of the provisions of this Agreement relative to the Service Mark will cause irreparable harm to HDC and the good will associated with the Service Mark and thus HDC shall be entitled to immediate injunctive relief (whether by way of temporary or permanent or mandatory or prohibitive injunction) for any such violation. Notwithstanding anything in this paragraph to the contrary, HMCorp shall not make use of the Service Mark in any way which would cause a violation of the applicable guidelines established by pertinent professional associations or the Michigan Boards of Registration in Dentistry, Optometry and Podiatry, the Boards of Registration in Dentistry, Optometry and Podiatry of any other jurisdiction in which Health Care Services are provided or other applicable laws or regulations.

      (d) EXTENSIONS OF CREDIT TO HMCORP. HDC hereby agrees to extend credit to HMCorp to fund HMCorp's working capital requirements, including without limitation amounts due to HDC pursuant to this Agreement, to the extent HDC determines, in its sole discretion, that such Extensions of Credit are commercially reasonable; PROVIDED, HOWEVER, that HDC shall not under any circumstances be obligated to extend any credit to HMCorp. Such extensions of credit shall be demand loans (each a "DEMAND LOAN") which shall be due and payable, including the principal balance and all accrued interest, upon thirty (30) days written notice from HDC to HMCorp. Interest on the unpaid principal balance of each Demand Loan from time to time outstanding shall be determined in good faith by HDC, but in no event shall exceed the annual rate of interest announced from time to time by BankBoston, N.A. as its "base rate" at its head office in Boston, Massachusetts plus five percent (5%), and shall be added to outstanding principal balance on a monthly basis. The outstanding principal amount of the Demand Loan, and any accrued interest, shall be reflected from time to time on the books of HDC, and such entries shall constitute definitive evidence of the amount of such principal amount and accrued interest. HMCorp. hereby acknowledges the existence of an outstanding principal balance and accrued interest in the amount of $_______ (the "CURRENT BALANCE") due

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and payable to HDC and agrees to use its best efforts to pay down the Current
Balance and any additional amounts of principal and accrued interest outstanding from time to time.

      (e) BANK ACCOUNTS. All funds collected by HDC pursuant to this Agreement shall be deposited as follows:

            (i) All funds collected on behalf of HMCorp as a result of billings to agencies responsible for making Medicare or Medicaid payments shall be deposited in one or more bank accounts established by HDC, as agent for HMCorp, in the joint names of HDC and HMCorp;

            (ii) All funds collected on behalf of HMCorp as a result of all billings, other than those referenced in subparagraph (i) above, are hereby assigned to HDC, and shall be deposited in one or more bank accounts established by HDC, as agent for HMCorp, in the joint names of HDC and HMCorp or, in HDC's sole discretion, in the sole name of HDC;

            (iii) HMCorp does hereby grant a first and continuing security interest to HDC in all HMCorp's accounts receivable to secure payment of HMCorp's obligations hereunder to the maximum extent permitted by applicable law. In the event of any monetary default by HMCorp, HDC may exercise all the remedies available to a secured creditor under the Uniform Commercial Code and other applicable laws, including seizure of the collateral, notification of account debtors and obtaining a court order for reassignment of Medicare and Medicaid receivables to the maximum extent permitted by applicable law. HMCorp shall execute financing statements prepared by HDC. The provisions of this Section 1(e) shall survive termination of this Agreement until all of HDC's fees and expenses have been paid in full.

      (f) RECORDS AND FINANCIAL DATA.

            (i) METHOD OF ACCOUNTING; FINANCIAL STATEMENTS. HDC shall keep complete and accurate books and records relating to HMCorp that reflect all revenues that HDC receives as a result of billings in the name of HMCorp for Health Care Services rendered by HMCorp, and all expenses incurred by HMCorp or HDC in maintaining the HMCorp and providing the Health Care Services rendered by HMCorp. HDC shall allow an officer or employee designated by HMCorp to audit and inspect these books and records at appropriate and reasonable times and at HMCorp's sole expense.

            (ii) DATA FOR TAX RETURNS. HDC shall provide to HMCorp the financial data necessary to enable HMCorp to prepare its annual corporate income tax returns.

            (iii) DISCLOSURE. If and to the extent required by applicable laws and regulations, until the expiration of four (4) years after the termination of this Agreement, HDC will make available upon a written request from the United States Department of Health and Human Services ("HHS"), the United States Comptroller General, and their duly authorized representatives, a copy of this Agreement and all books, records, and documents as are necessary to certify the nature and extent of the costs incurred by HMCorp pursuant to this Agreement, and if HDC provides such services through a subcontract worth $10,000 or more over a twelve-month period with a related organization, the subcontract will also contain a clause permitting access by HHS, the United States Comptroller General, and their representatives to books and records of the related organization. HDC (and any such subcontractor) will promptly notify HMCorp as and when any such request is received, and will provide HMCorp (simultaneously with the providing of such materials to HHS) with a copy of any materials so provided.

            (iv) CONFIDENTIALITY. HDC shall preserve the confidentiality of HMCorp's patient dental, optometry and podiatry records and use information in such records only for the limited purposes necessary to perform its responsibilities as set forth in this Agreement.

2. OBLIGATIONS OF HMCORP

      (a) EMPLOYMENT OF HEALTH CARE PRACTITIONERS. HDC shall not provide any personnel to HMCorp. HMCorp shall be responsible for employing Health Care Practitioners to provide Health Care Services for HMCorp. HMCorp acknowledges and agrees that in order to ensure the quality of services provided by HMCorp and the economic viability of HMCorp, it will employ and contract with Health Care Practitioners subject to the following requirements:

            (i) Every Health Care Practitioner shall be fully licensed to practice his/her specialty under the laws of the State of Michigan or such other state in which such practitioner provides services;

            (ii) As a condition to each Health Care Practitioner's employment, including without limitation the holder of the capital stock of HMCorp (the "STOCKHOLDER"), such Health Care Practitioner shall be required by HMCorp to execute a non-competition and non-solicitation agreement in form and substance acceptable to HDC prohibiting the Health Care Practitioner from


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      competing with HMCorp or HDC for the term of his employment by HMCorp and a period of 18 months thereafter; and

            (iii) HMCorp shall fix compensation and fringe benefits for individual Health Care Practitioners; provided, however, that compensation and benefits paid to any such Health Care Practitioner, including without limitation the Stockholder (with respect to compensation for services provided both to patients and HMCorp), shall not exceed the fair market value for such services. HMCorp hereby acknowledges and agrees that HDC has superior knowledge and experience with respect to the fair market value of services provided by Health Care Practitioners. If a dispute arises between HMCorp and HDC with respect to the fair market value of services provided by a Health Care Practitioner. HMCorp hereby agrees that HDC, in its sole discretion, shall determine fair market value. HDC shall make such determination in good faith and based on its knowledge and experience and the amounts paid to similarly qualified practitioners providing similar services for HMCorp or other professional corporations affiliated with HDC.

      HMCorp further acknowledges that fixed term agreements, including without limitation employment agreements, between HMCorp and Health Care Practitioners are not necessarily in the best interests of patients and patient care and may interfere with the quality of services provided by HMCorp, and, therefore, HMCorp hereby agrees that, without the express written consent of HDC, it shall not enter into any such agreements with the Health Care Practitioners it employs, including without limitation the Stockholder. HDC agrees that it shall make any determinations with respect to fixed term arrangements in good faith and based on its knowledge and experience in the industry.

      (b) MAINTENANCE OF INSURANCE. HMCorp covenants and agrees that until the expiration or termination of this Agreement it will maintain, or will require each of its Health Care Practitioners to maintain, comprehensive professional liability insurance with limits of not less than $1,000.000 per claim and with aggregate policy limits of not less than $3,000.000 per each Health Care Practitioner, with each of HMCorp and HDC having the right, upon request, to be added as additional insured. HMCorp shall be responsible for all such liabilities in excess of the limits of such insurance policies. Premiums and deductibles with respect to such insurance policies shall be an expense of HMCorp.

      (c) COMPLIANCE WITH REGULATIONS. HMCorp shall comply and shall cause each of its Health Care Practitioners to comply with all applicable rules and regulations of governmental bodies having jurisdiction over the HMCorp or any of the Health Care Practitioners.

      (d) QUALITY OF CARE. HMCorp shall at all times be solely responsible for the quality of the Health Care Services rendered by the Health Care Practitioners, it being agreed that HDC shall have no responsibility or liability for such services or programs.


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

      (e) FEES. HMCorp shall be solely responsible for setting its fees. HMCorp warrants that it will set its fees in accordance with law and that such fees will be neither inadequate nor excessive in light of the services to be performed and the need to insure the economic viability of HMCorp; PROVIDED, HOWEVER, that the foregoing shall not affect the control of the Health Care Practice by HMCorp pursuant to Section 2(g) of this Agreement.

      (f) STANDARDIZED SYSTEMS. HMCorp agrees to utilize HDC's standardized business systems, procedures and forms (excluding clinical forms), at no charge to HMCorp, which are intended to improve efficiency; PROVIDED that HMCorp expressly acknowledges and agrees that it shall have no property rights in the foregoing systems, procedures and forms and such systems, procedures and forms shall be deemed to constitute Confidential Information within the meaning of
Section 7 of this Agreement and subject to the restrictions on use, appropriation and reproduction of such Confidential Information provided in
Section 7 of this Agreement; AND, PROVIDED FURTHER that the foregoing shall not affect the control of the Health Care Practice by the HMCorp pursuant to Section 2(g) of this Agreement.

       (g) CONTROL OF HEALTH CARE PRACTICE BY HMCORP. Notwithstanding anything to the contrary contained in this Agreement, the delivery of Health Care Services shall be supervised, directed, and controlled, and all final determinations with respect thereto shall be made, exclusively by HMCorp, including without limitation, the following (collectively, "HEALTH CARE PRACTICE"):

            (i) employment of all Health Care Practitioners, pursuant to Section 2(a) of this Agreement;

            (ii) supervision and direction of all Health Care Practitioners, including, without limitation, assignment of patients to the Health Care Practitioners and establishment and monitoring of peer review guidelines;

            (iii) determination of the hospital supplying Health Care Practitioners to HMCorp, if applicable;

            (iv) maintenance of patient records;

            (v) establishment of policies and procedures with respect to patient acceptance; and

            (vi) establishment of the hours of operation of HMCorp, scope of services provided and fees for such services.


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

      In connection with its obligations under this Section 2(g), HMCorp shall maintain systems and procedures necessary in order to prevent overutilization of services. HDC hereby expressly disclaims any control, direct or indirect, over activities of HMCorp constituting Health Care Practice.

      (h) AUTHORITY TO CONTRACT. HMCorp shall have exclusive authority to negotiate and enter into agreements related to Health Care Practice; PROVIDED, HOWEVER, that (i) HMCorp shall give HDC thirty (30) days prior notice of HMCorp's intent to execute any agreement obligating HMCorp to engage in Health Care Practice or otherwise creating a binding legal obligation on HMCorp related to Health Care Practice, and (ii) HMCorp shall not enter into any agreement that does not relate to Health Care Practice without HDC's prior written consent. HMCorp hereby approves, confirms and ratifies all agreements negotiated and executed by HDC on HMCorp's behalf prior to the date hereof.

      (i) EXCLUSIVE SUPPLIER. HMCorp hereby appoints HDC as the exclusive supplier of the services set forth in Section 1 of this Agreement.

3. PROHIBITION ON REFERRALS. In order to ensure compliance with federal and state statutes, laws, rules and regulations, including without limitation the provisions of the Social Security Act commonly referred to as the "Anti-kickback Amendments" and the regulations promulgated pursuant to the Omnibus Budget Reconciliation Act of 1993 and 1997 commonly referred to as "Stark I" and "Stark II," HDC and HMCorp hereby agree as follows:

      (a) HDC and HMCorp and its Health Care Practitioners shall have no obligation to refer patients to each other or to long term care facilities under contract with HMCorp, and HMCorp and its Health Care Practitioners shall have no obligation to refer patients to other professional corporations or providers of medical, dental, optometry, podiatry, or ancillary health care services affiliated with HDC or long term care facilities under contract with professional corporations affiliated with HDC; and

      (b) HMCorp shall not, and shall use its best efforts to cause the Health Care Practitioners not to, (i) provide "designated health services," as such term is defined under Stark I and Stark II, without providing no less than 30 days prior written notice to HDC, and (ii) refer patients to entities that provide "designated health services" and in which HMCorp, or any of the Health Care Practitioners, have a financial relationship, compensation arrangement, or an ownership or investment interest.


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

4. EXPENSES OF HMCORP. All expenses incurred in connection with the conduct of HMCorp's business and the services of HDC shall, unless otherwise specified in this Agreement, be expenses of HMCorp (and not HDC), including without limitation those expenses described in Sections 2(a), 2(b) and 5 of this Agreement; PROVIDED, HOWEVER, that HDC, as agent for HMCorp, shall, using funds billed and collected pursuant to Section 1(e) above, pay all such expenses. HMCorp agrees to have an annual audit of its financial statements by independent auditors of recognized standing reasonably acceptable to HDC and to deliver such audited financial statements to HDC as promptly as practicable.

5. COMPENSATION OF HDC. As consideration for the license of the Service Mark, the making of the Demand Loans and the services provided by HDC, HMCorp shall pay HDC a sum equal to the Compensation Amount (as defined below); PROVIDED, THAT in no event shall the total compensation exceed the fair market value of the services rendered by HDC. For purposes of this Section, "Compensation Amount" shall mean the net of (i) all revenue minus (ii) all expenses (excluding compensation due under this Section) of HMCorp recorded on an accrual basis using tax accounting principles. The amount of compensation due HDC under this Section shall be determined on a monthly basis and shall be due and payable to HDC on the last day of every month. Any amount not paid when due shall accrue interest at a reasonable rate determined by HDC. The fact that interest may accrue on any unpaid compensation due HDC shall in no way diminish HDC's right to be paid such compensation when due. HDC may withdraw its fees directly from the bank accounts established hereunder.

6. TERM OF AGREEMENT. This Agreement shall be in effect from the date first set forth above through May __, 2038; PROVIDED, HOWEVER, that the term hereof shall be automatically extended for additional periods of twelve (12) months each, unless either party gives written notice as provided below to the other at least ninety (90) days prior to the expiration of the initial term or any extended term hereof. Upon termination of this Agreement, HDC using funds billed and collected pursuant to Section 1(d) above shall: (i) pay any expenses accrued by HMCorp through the termination date; (ii) collect all fees accrued to it through the termination date, including without limitation the payment of the Compensation Amount specified in Section 4 hereof; and (iii) collect the amounts due under the Demand Loans specified in Section 1(b) hereof. All other obligations of the parties shall cease as of the termination date unless otherwise specifically provided in this Agreement; PROVIDED, HOWEVER, that notwithstanding the foregoing, HMCorp shall be obligated to pay amounts due pursuant to items (ii) and (iii) above in the event that funds billed and collected pursuant to Section 1(d) above are insufficient to pay such amounts.

7. TERMINATION OF THE AGREEMENT.

      (a) Notwithstanding any of the provisions of this Agreement, if a receiver, liquidator, or trustee of either party shall be appointed by court order or if a petition to reorganize shall be filed against either party under any bankruptcy, reorganization or insolvency law and shall not be dismissed within ninety (90) days, or if either party shall file a petition in voluntary bankruptcy or make an assignment for the benefit of creditors, then either party forthwith may terminate this Agreement upon written notice to the other party.

      (b) If HMCorp or HDC shall fail to perform obligations or observe provisions which are material to this Agreement (in either case, a "Breach"), HDC, in the case of a Breach by HMCorp, and HMCorp, in the case of a Breach by HDC, may terminate this Agreement by giving thirty (30) days written notice to the breaching party detailing the nature of the Breach, provided that the breaching party shall not have cured the Breach within such thirty (30) day period, or, with respect to Breaches which are not curable within such thirty
(30) day period, shall not have commenced to cure such Breach within such thirty
(30) day period and thereafter shall not have prosecuted to completion the cure of the Breach with the exercise of due diligence.

      (c) HDC may terminate this Agreement upon written notice to HMCorp at such time as HMCorp does not qualify for any reason as a Michigan not-for-profit taxable corporation or no longer has the necessary authorization to render Health Care Services in the State of Michigan or any other state in which Health Care Practitioners employed or otherwise retained by HMCorp provide such services.

      (d) HDC may terminate this Agreement upon written notice to HMCorp if the license to practice dentistry, optometry, podiatry or any ancillary health care service of any Health Care Practitioner is revoked or threatened to be revoked by the applicable Board of Registration of the State of Michigan or such other state in which such Health Care Practitioner provides services, provided that HMCorp has not forthwith terminated such Health Care Practitioner from his or her employment or association with the HMCorp

8. CONFIDENTIAL AND PROPRIETARY INFORMATION.

      (a) HMCorp acknowledges and agrees that all business information and materials provided to HMCorp and its affiliates by HDC pursuant to this Agreement constitute "Confidential Information." HMCorp further agrees (i) not to disclose, directly or indirectly, any Confidential Information to third parties without HDC's prior written consent, (ii) not to use any Confidential Information in any way, directly or indirectly, detrimental to HDC, and (iii) to keep such Confidential Information confidential and ensure that HMCorp's officers, directors, managers, employees and other agents and affiliates comply with the foregoing obligations; PROVIDED THAT HMCorp may disclose Confidential Information to its officers, directors, managers, employees and other agents and affiliates who need to know Confidential Information for the purposes of this Agreement, it being understood and agreed to by HMCorp that (i) such persons will be informed of the confidential nature of the Confidential Information, and (ii) will be required to execute instruments of adherence in form and substance acceptable to HDC agreeing to be bound by this Section 7. HMCorp agrees to be responsible for any breach of this Section 7 by its officers, directors, managers, employees and other agents and affiliates. HMCorp acknowledges that the disclosure of Confidential Information to it by HDC is done in reliance upon its representations and covenants in this Agreement.

      (b) Upon expiration or termination of this Agreement by either party for any reason whatsoever, HMCorp shall immediately return and shall cause its officers, directors, managers, employees and other agents and affiliates to immediately return to HDC all Confidential Information, and HMCorp will not, and will cause its officers, directors, managers, employees and other agents and affiliates not to, thereafter use, appropriate or reproduce such Confidential Information. HMCorp further acknowledges and agrees that any such use, appropriation, or reproduction of any Confidential Information by any of the foregoing after the expiration or termination of this Agreement will result in irreparable injury to HDC, that the remedy at law for the foregoing would be inadequate, and that in the event of any such use, appropriation, or reproduction of any such Confidential Information after the termination or expiration of this Agreement, HDC, in addition to any other remedies or damages available to it, shall be entitled to injunctive or other equitable relief.

9. NON-COMPETITION AND NON-SOLICITATION. HMCorp hereby acknowledges and agrees that HDC will incur substantial costs in connection with its obligations pursuant to this Agreement and that the non-competition covenants described hereunder are necessary for the protection of HDC, and that HDC would not have entered in to this Agreement without the following covenants.

      (a) Except as specifically agreed to by HDC in writing, HMCorp covenants and agrees that during the term of this Agreement, and for a period of two (2) years from the date this Agreement is terminated, other than termination by HMCorp for cause, or expires, HMCorp shall not, directly or indirectly, own, manage, operate, control, contract with, lend funds to, maintain an interest whatsoever in, or be employed by, any enterprise providing capital or services to those engaged in the provision of Health Care Services or providing any other type of services or products to third parties substantially similar to those offered by HDC located anywhere in the United States.


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

      (b) HMCorp agrees that during the term of this Agreement, and for a period of two (2) years from the date this Agreement is terminated, other than termination by HMCorp for cause, or expires, HMCorp shall not, (i) solicit any employee of HDC to leave HDC or become employed by HMCorp or any entity, business, corporation or partnership with which HMCorp is directly or indirectly related, or (ii) solicit any of HDC's, or any professional corporation affiliated with HDC's, customers, clients, buyers, distributors, or manufacturers to cease doing business with HDC or to do business with HMCorp or any entity, business, corporation or partnership with which HMCorp is either directly or indirectly related.

10. GENERAL.

      (a) INDEPENDENT CONTRACTOR. It is expressly understood and agreed by the parties that, in providing services under this Agreement, HDC shall at all times act as an independent contractor, not as an employee of HMCorp, and none of HMCorp or the Health Care Practitioners shall be employees or servants of HDC. Notwithstanding the foregoing, Dr. Charlap may serve as the Chief Executive Officer and/or any other executive position of HDC; provided that in such capacity he not assume any responsibilities that would constitute the practice of dentistry, optometry, podiatry or any ancillary health care service. Further, it is expressly understood and agreed by the parties that nothing contained in this Agreement shall be construed to create a joint venture, partnership, association, or other affiliation or like relationship between the parties, or a relationship of landlord and tenant, it being specifically agreed that their relationship is and shall remain that of independent parties to a contractual relationship as set forth in this Agreement. In no event shall either party be liable for the debts or obligations of the other of them except as otherwise specifically provided in this Agreement. None of HMCorp, or any Medical Practitioner, whether such Medical Practitioner be a member, partner, employee, subcontractor, or otherwise, of HMCorp, shall have any claim under this Agreement or otherwise against HDC for vacation pay, sick leave, retirement benefits, social security, workers' compensation, disability or unemployment benefits, incentive compensation or employee benefits of any kind.

      (b) EXCLUSIVITY. In recognition of the fact that HDC or any HDC employees may perform services from time to time for others, including services of the type HDC provides to HMCorp under this Agreement, this Agreement shall not prevent HDC from performing such services for others or restrict HDC from using for such purposes any HDC employees who are performing services under or with respect to this Agreement. The decision as to which personnel are to be employed at what times shall be solely within HDC's discretion.

      (c) INDEMNIFICATION. (a) HMCorp agrees to indemnify and hold harmless HDC, its shareholders, directors, officers, employees, and other affiliates and their respective successors and assigns, harmless from and against any and all liabilities,


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

demands, claims, actions, causes of action, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' and expert witness fees, alleged against, sustained or incurred by any such persons arising out of or resulting from (i) any negligent or intentional act or omission by HMCorp or any Health Care Practitioner, (ii) any breach or default on the part of HMCorp in the performance of this Agreement. HMCorp, upon notice from HDC, shall resist and defend, at the expense of HMCorp, any such action or proceeding with counsel reasonably satisfactory to HDC.

                           (b) HDC agrees to indemnify and hold harmless
P.C., its shareholders, directors, officers, employees and other affiliates and their respective successors and assigns, harmless from and against any and all liabilities, demands, claims, actions, causes of action, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' and expert witness fees, alleged against, sustained or incurred by any such persons arising out of or resulting from any negligent or intentional misconduct by HDC in connection with the services it has agreed to provide pursuant to Section 1(b).

      (d) PRIOR AGREEMENT; AMENDMENTS. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, including but not limited to that Management Agreement, dated as of June 3, 1994 between HDC and P.C., which is hereby terminated. This Agreement may not be amended, altered, changed, or terminated orally. No amendment, alteration, change, or attempted waiver of any of the provisions hereof shall be binding without the written consent of both parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

      (e) FORCE MAJEURE. HDC shall not be liable to HMCorp for failure to perform any of the services required under this Agreement in the event of strikes, lockouts, calamities, acts of God, unavailability of supplies, or other events over which HDC has no control, for so long as such event continues and for a reasonable period of time thereafter, and in no event shall HDC be liable for consequential, indirect or like damages.

      (f) ASSIGNMENT; BINDING EFFECT. HDC shall have the right to assign or sell its rights and obligations under this Agreement to any person, corporation, partnership, or other legal entity. HMCorp shall not assign this Agreement or its rights and obligations under this Agreement without the written consent of HDC, which consent may be withheld in HDC's sole discretion. Any attempted assignment by the HMCorp shall be void and of no force and effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' successors and assigns, respectively, but this provision shall not constitute a consent by HDC to assignment by HMCorp otherwise prohibited by the preceding sentences.

      (g) CONSTRUCTION OF AGREEMENT. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants, or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

      (h) GOVERNING LAW. This Agreement has been signed by the parties under seal in Massachusetts, and the parties agree that it shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts to the fullest extent permitted by law, without regard to the application of conflict of laws rules. If


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

any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      (i) ADDITIONAL DOCUMENTS. The parties hereto shall execute such additional documents as are reasonably required for the purpose of carrying out the intent and purpose of this Agreement.

      (j) HEADINGS. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

      (k) NOTICES. Any notice hereunder shall have been deemed to have been given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery service,

      (i) if intended for HDC such notice having been addressed to it at:

             25 Needham Street
             Newton, MA 02161
             Attention: Michael R. Kaplan; and

      (ii) if intended for HMCorp such notice having been addressed to it at:

             25 Needham Street
             Newton, MA 02161
             Attention: Steven S. Charlap, M.D.

Either party hereto by like notice to the other, may designate such other address or addresses to which notice must be sent.

       (l) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all which together shall constitute one instrument.

       (m) NO HEALTH CARE PRACTICE BY HDC. It is acknowledged that HDC is not authorized or qualified to engage in any activity which may be construed or considered to constitute the practice of dentistry, optometry, podiatry or any ancillary health care service To the extent any act or service of HDC under this Agreement is construed or considered to constitute the practice of dentistry, optometry, podiatry or any ancillary health care service, the performance of such act or service by HDC shall be deemed waived and excused. If notwithstanding any waiver or excuse of HDC's performance of an act or service as contemplated in the immediately preceding sentence, any of the provisions of this Agreement (1) may be construed or considered to be in material violation of any rules, regulations or policies of the Board of Registration in Dentistry, Optometry or Podiatry (or such ancillary health care service) of the State of Michigan, the Board of Registration of any other jurisdiction in which the HMCorp provides Health Care Services, or the statutes, laws, rules or regulations of the United States or any state, governmental agency, authority, or other body having jurisdiction over the HMCorp or the Company, or (2) may be construed or considered to impose a substantial threat to the license to practice dentistry, optometry, podiatry, or any ancillary health care service of any Health Care Practitioner, or to the authorization of HMCorp to render Health Care Services, then the parties hereto agree to use their best efforts to negotiate in good faith an amendment to this Agreement, the purpose and substance of which shall be modification of only those provisions giving rise to the issues set forth in clauses (1) and 2) of this sentence so that the Agreement as modified continues to reflect, as nearly as possible, the intent of the parties as expressed herein. If notwithstanding negotiation in good faith as contemplated in the immediately preceding sentence, an amendment to this Agreement cannot be agreed to that resolves the issues set forth in clauses (1) and (2) of the preceding sentence and continues to reflect, as nearly as possible, the intent of the parties expressed herein, this Agreement shall terminate thirty (30) days after the date either party hereto provides notice to the other party hereto that such circumstances exist.

       Executed as an instrument under seal as of the date first set forth above.

HEALTHDRIVE CORPORATION              HEALTHDRIVE MICHIGAN CORPORATION


By: /s/ Michael R. Kaplan            By: /s/ Steven S. Charlap
   ----------------------------         -----------------------------
Name: Michael R. Kaplan              Name: Steven S. Charlap, M.D.
Office: Vice President of Finance    Office: President


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